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                                                                    Exhibit 3.27


                           ARTICLES OF INCORPORATION

                                      OF

                                BIA HOTEL CORP.


             FIRST:   The name of the corporation is:

                                BIA HOTEL CORP.

             SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

             THIRD:   The name and address in this state of the corporation's
initial agent for service of process is Andrew Gardner, 333 North June Street, Los Angeles, California 90004.

             FOURTH: The corporation is authorized to issue 100,000 shares of common stock.

             IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 26th day of January, 1984.


                                                    /s/ Dennis A. Kahan
                                                 ------------------------------
                                                 Dennis A. Kahan


             I, Dennis A. Kahan, hereby declare that I am the person who executed the foregoing Articles of Incorporation and that said Articles of Incorporation are my own act and deed.

             Executed at Los Angeles, California, this 26th day of January,
1984.


                                                    /s/ Dennis A. Kahan
                                                 ------------------------------
                                                 Dennis A. Kahan


            [SEAL OF OFFICE OF THE SECRETARY OF STATE APPEARS HERE]